UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2019

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 19, 2019, a bankruptcy remote wholly owned subsidiary (“SPV”) of Liberty Broadband Corporation (the “Company”) entered into Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement (the “Amendment”) to SPV’s margin loan agreement, dated as of August 31, 2017, as amended by Amendment No. 1 to Margin Loan Agreement, dated as of August 24, 2018 (as amended, the “Margin Loan Agreement”), with Wilmington Trust, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), BNP Paribas, as the calculation agent (in such capacity, the “Calculation Agent”), and the lenders party thereto.  The Margin Loan Agreement provides for a multi-draw term loan credit facility (the “Margin Loan Facility”) in an aggregate principal amount of up to $1.0 billion.  SPV’s obligations under the Margin Loan Facility are secured by first priority liens on the shares of Charter Communications, Inc. owned by SPV.

The Amendment amends the Margin Loan Agreement to, among other things, extend the maturity date for the Margin Loan Agreement to August 24, 2021 and extend the availability of the delayed draw loans to August 19, 2020.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2019

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name:	Wade Haufschild
Title:	Vice President